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                           Exhibit 99 - Press Release

NEWS RELEASE          [LOGO]               6113 Lemmon, Dallas, Texas 75209
                                           Tel 214.956.4511 - Fax 214.956.4239
                                           Contact:  David Tehle
                                                     Executive Vice President
                                                     and Chief Financial Officer

FOR IMMEDIATE RELEASE

                      HAGGAR BEATS EARNINGS EXPECTATIONS

         DALLAS, TX (January 22, 2002) -- Haggar Corp. (NASDAQ-HGGR) announced results for the first quarter ended December 31, 2001.

         For the first quarter of fiscal 2002, Haggar reported net sales of $99,330,000 and net income of $72,000, or $0.01 on an earnings per share basis, before giving effect to a cumulative effect of a change in accounting principle as detailed below. This compares to the first quarter of 2001, in which the Company reported $99,856,000 in net sales and a net loss of $145,000, or a loss of $0.02 on a per share basis.

         J. M. Haggar, III, the Company's Chairman and Chief Executive Officer, stated, " We are pleased with our performance for the quarter, particularly the strength of our earnings per share which exceeded market expectations. Our strategic initiatives that we have invested in are paying off through increases in market share."

         Frank Bracken, President and Chief Operating Officer, added, "We are seeing the results of our strategy to diversify and balance our business even in our tough retail environment. We have experienced good topline performance from the Haggar brand, as well as our licensed brands: DKNY and Claiborne. We will continue to grow market share in both the private label and branded businesses, the dress and casual pant businesses, and the clothing and sportswear businesses."

         David Tehle, Executive Vice President and Chief Financial Officer, noted, "the Company reduced its debt by $4 million to $49 million as of the end of the first quarter of fiscal 2002, as compared to $53 million as of the end of fiscal 2001. Additionally, selling, general and administrative expenses for the quarter dropped as a percent of sales by 2.4 percentage points from first quarter 2001, due to continued tight expense control across the whole Company."

                                    -more-
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         Additionally, the Company has adopted Statement of Financial
Accounting Standards No. 142, "Goodwill and Other Intangibles" (SFAS No. 142) effective October 1, 2001. As a result of the adoption, the Company is recording a $15,578,000 non-cash charge to reduce goodwill according to the change in accounting principle. The impact to earnings per share for the cumulative effect of the accounting change is a $2.44 loss. The non-cash charge pertains to goodwill recorded in connection with the 1999 acquisition of Jerell, a womenswear company.

         The Haggar Board of Directors continued the $0.05 per share quarterly dividend. The dividend will be payable on February 18, 2002, to shareholders of record as of February 4, 2002.

         The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in such statements; the results could be affected by, among other things, general business conditions, the impact of competition, the seasonality of the Company's business, labor relations, governmental regulations, unexpected judicial decisions, and inflation. In addition, the financial results for the quarter just ended do not necessarily indicate the results that may be expected for any future quarters or for any fiscal year. Investors also should consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

         Additionally, the Company will be filing an 8K with the Securities and Exchange Commission tomorrow with its latest financial projections for fiscal 2002.

         Haggar Clothing Co., a wholly-owned subsidiary of Haggar Corp. (NASDAQ-HGGR), is a leading marketer of men's casual and dress apparel and women's sportswear, with global headquarters in Dallas, TX. Haggar markets in the United States, United Kingdom, Canada, Mexico, South Africa, and Indonesia. Haggar also holds exclusive licenses in the United States to use the Claiborne(R) trademark and in the United States and Canada to use the DKNY(R) trademark to manufacture, market, and sell men's shorts and pants in men's classification pant departments. For more information visit the Haggar website at www.haggarcorp.com.

                                    -more-
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                                  HAGGAR CORP.

CONDENSED CONSOLIDATED                                                        THREE MONTHS ENDED
STATEMENTS OF INCOME                                                             DECEMBER 31,
                                                                             2001            2000
-----------------------------------------------------------------------------------------------------------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales                                                                 $99,330          $99,856
Cost of sales                                                              68,736           66,970
                                                                    ---------------------------------
Gross profit                                                               30,594           32,886
Selling, general and administrative expenses                              (29,914)         (32,435)
Royalty income                                                                395              450
                                                                    ---------------------------------
Operating income (loss)                                                     1,075              901
Other income (expense)                                                         48               30
Interest expense                                                           (1,011)            (968)
                                                                    ---------------------------------
Net income (loss) before provision for
     income taxes and cumulative effect
     of accounting change                                                     112              (37)
Provision for income taxes                                                     40              108
                                                                    ---------------------------------
Income (loss) before cumulative effect
     of accounting change                                                      72             (145)
Cumulative effect of accounting change                                    (15,578)               -
                                                                    ---------------------------------
Net Loss                                                                 $(15,506)           $(145)
                                                                    =============            ========
Income (loss) per common share before effect
     of accounting change - Basic/Diluted                                   0.01             (0.02)
Cumulative effect of accounting change per common share -
     Basic and Diluted                                                     (2.44)                -
Net loss per common share - Basic/Diluted                                  (2.43)            (0.02)
Weight average shares outstanding - Basic and Diluted                       6,381            6,527
                                                                    ---------------------------------
PROFORMA IMPACT SFAS NO. 142:
-----------------------------
Net loss as reported                                                     $(15,506)           $(145)
Add back:  Goodwill amortization                                                -              375
                                                                    ---------------------------------
Adjusted net income (loss)                                               $(15,506)           $ 230
Proforma net income (loss) per common share - Basic/Diluted              $  (2.43)           $0.04

CONDENSED CONSOLIDATED
BALANCE SHEET                                                      DECEMBER 31, 2001        SEPTEMBER 30, 2001
-----------------------------------------------------------------------------------------------------------------
ASSETS                                                                           (IN THOUSANDS)
Cash and cash equivalents                                                $  4,372                $   7,800
Accounts receivable, net                                                   40,250                   69,047
Due from factor                                                             1,634                    2,252
Inventories                                                               110,067                   97,726
Deferred tax benefit                                                       11,290                   11,290
Other current assets                                                        4,226                    2,215
                                                                    -----------------------------------------
Total current assets                                                      171,839                  190,330
Property, plant and equipment, net                                         50,538                   51,975
Goodwill                                                                    9,472                   25,050
Other assets                                                                7,646                    7,870
                                                                    -----------------------------------------
    Total Assets                                                         $239,495                 $275,225
                                                                    =========================================
Liabilities and Stockholders' Equity
Accounts payable                                                        $  25,754               $   35,645
Accrued liabilities                                                        24,023                   25,374
Other current liabilities                                                   5,143                    8,748
Current portion of long-term debt                                           3,993                    4,021
                                                                    -----------------------------------------
Total current liabilities                                                  58,913                   73,788
Long term debt                                                             44,700                   49,338
Stockholders' equity                                                      135,882                  152,099
                                                                    -----------------------------------------
    Total Liabilities and Stockholders' Equity                           $239,495                 $275,225
                                                                    =========================================
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